FLIR Systems Announces Third Quarter 2014 Financial Results

GAAP EPS Increases 16%

WILSONVILLE, OR -- (Marketwired - October 24, 2014) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the third quarter ended September 30, 2014. Revenue was $375.4 million, up 5% compared to third quarter 2013 revenue of $358.1 million. Operating income in the third quarter was $70 million, compared to $63.5 million in the third quarter of 2013, and was impacted by $4.1 million in pretax charges related to previously-announced restructuring initiatives. Third quarter 2014 net income was $52.9 million, or $0.37 per diluted share, compared with net income of $46.5 million, or $0.32 per diluted share in the third quarter a year ago. The net after tax impact of the restructuring charges in the third quarter was approximately $3.1 million, or $0.02 per diluted share. Cash provided by operations in the third quarter was $33 million.

Revenue from the Instruments segment contributed $82.6 million of revenue during the third quarter, up 7% from the prior year. The OEM & Emerging Markets segment had $56.1 million of revenue, an increase of 2% over the prior year. FLIR's Security segment recorded revenue of $48.6 million in the third quarter, up 37% from the prior year. Revenue from the Maritime segment was $44.7 million, and was up 8% over the third quarter of 2013. Surveillance segment revenue was $119.1 million, a decrease of 6% from the third quarter results last year. The Detection segment contributed $24.2 million of revenue, an increase of 6% from the prior year.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $579 million as of September 30, 2014, an increase of $31 million, or 6%, during the quarter and an increase of $89 million, or 18%, since the beginning of 2014.

"We are pleased with our third quarter results. Our revenue expansion, improved margins, and strong backlog reflect the execution of our growth and cost reduction initiatives," said Andy Teich, President and CEO of FLIR. "The restructuring program we launched a year ago is proving to be successful from both a financial and organizational efficiency standpoint. Recent product introductions have generated interest in our technology at levels never seen before. Our product innovation continued in the third quarter and we are committed to investing in innovation into the future in order to create new and increasingly-affordable advanced sensing solutions."

Revenue and Earnings Outlook for 2014

Based on financial results for the first nine months of 2014 and the outlook for the remainder of the year, FLIR now expects revenue for the full year 2014 to be in the range of $1.48 billion to $1.53 billion and net earnings, excluding restructuring charges associated with the business realignment, to be in the range of $1.43 to $1.48 per diluted share.

Dividend Declaration

FLIR's Board of Directors has declared a quarterly cash dividend of $0.10 per share on FLIR common stock, payable December 5, 2014, to shareholders of record as of close of business on November 18, 2014.

Conference Call

FLIR has scheduled a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call may be accessed online from a link in the Events & Presentations section of www.FLIR.com/investor. A replay will be available after 2:00 p.m. ET (11:00 a.m. PT) at this same Internet address. A summary presentation of third quarter financial results and operating highlights is also available online from a link in the Events & Presentations section of www.FLIR.com/investor. Summary third quarter and historical financial data may be accessed online from the Financial Info Database link at www.FLIR.com/investor.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR's web site at www.FLIR.com.

Forward-Looking Statements

The statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2014" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, FLIR's continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                               Three Months Ended       Nine Months Ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2014        2013        2014        2013
                             ----------  ----------  ----------  ----------

Revenue                      $  375,366  $  358,141  $1,096,288  $1,096,053
Cost of goods sold              190,980     185,251     560,652     549,134
                             ----------  ----------  ----------  ----------
    Gross profit                184,386     172,890     535,636     546,919

Operating expenses:
  Research and development       34,022      32,986     106,655     109,271
  Selling, general and
   administrative                76,295      76,365     241,737     234,706
  Restructuring expenses          4,060           -      15,420           -
                             ----------  ----------  ----------  ----------
    Total operating expenses    114,377     109,351     363,812     343,977

    Earnings from operations     70,009      63,539     171,824     202,942

Interest expense                  3,663       3,696      11,000      10,361
Interest income                    (398)       (256)       (934)       (721)
Other income, net                (3,719)         53      (4,987)       (536)
                             ----------  ----------  ----------  ----------

    Earnings from continuing
     operations before
     income taxes                70,463      60,046     166,745     193,838

Income tax provision             17,606      13,560      39,236      45,558
                             ----------  ----------  ----------  ----------

    Net earnings             $   52,857  $   46,486  $  127,509  $  148,280
                             ==========  ==========  ==========  ==========

Earnings per share:
  Basic                      $     0.37  $     0.33  $     0.90  $     1.04
                             ==========  ==========  ==========  ==========
  Diluted                    $     0.37  $     0.32  $     0.89  $     1.02
                             ==========  ==========  ==========  ==========

Weighted average shares
 outstanding:
  Basic                         141,433     141,863     141,315     142,849
                             ==========  ==========  ==========  ==========
  Diluted                       143,413     144,231     143,756     144,831
                             ==========  ==========  ==========  ==========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                 September 30,  December 31,
                                                      2014          2013
                                                 ------------- -------------
                     ASSETS

Current assets:
  Cash and cash equivalents                      $     565,373 $     542,476
  Accounts receivable, net                             298,559       286,573
  Inventories                                          343,300       344,719
  Prepaid expenses and other current assets             89,789        97,574
  Deferred income taxes, net                            38,154        38,389
                                                 ------------- -------------
    Total current assets                             1,335,175     1,309,731

Property and equipment, net                            237,837       234,041
Deferred income taxes, net                              18,666        17,883
Goodwill                                               560,488       575,701
Intangible assets, net                                 138,991       154,195
Other assets                                            63,135        51,808
                                                 ------------- -------------
                                                 $   2,354,292 $   2,343,359
                                                 ============= =============

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $      90,500 $      85,730
  Deferred revenue                                      25,831        28,844
  Accrued payroll and related liabilities               62,959        62,069
  Accrued expenses                                      38,903        39,316
  Accrued income taxes                                   2,527           663
  Other current liabilities                             52,106        44,893
  Current portion long-term debt                        15,000        15,000
                                                 ------------- -------------
    Total current liabilities                          287,826       276,515

Long-term debt                                         361,622       372,528
Deferred income taxes                                   14,001        12,255
Accrued income taxes                                    19,742        19,996
Other long-term liabilities                             49,367        48,685

Commitments and contingencies

Shareholders' equity                                 1,621,734     1,613,380
                                                 ------------- -------------
                                                 $   2,354,292 $   2,343,359
                                                 ============= =============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------
                                    2014       2013       2014       2013
                                 ---------  ---------  ---------  ---------

Cash flows from operating
 activities:
  Net earnings                   $  52,857  $  46,486  $ 127,509  $ 148,280
  Income items not affecting
   cash:
    Depreciation and
     amortization                   13,572     14,876     44,278     44,978
    Deferred income taxes               56        (64)       971        (38)
    Stock-based compensation
     arrangements                    6,803      7,347     24,006     20,673
  Gain on sale of certain optics
   assets                           (4,129)         -     (4,129)         -
  Other non-cash items               6,840      2,061      3,241      1,485
  Changes in operating assets
   and liabilities                 (43,013)   (18,178)   (32,476)    34,413
                                 ---------  ---------  ---------  ---------
Cash provided by operating
 activities                         32,986     52,528    163,400    249,791
                                 ---------  ---------  ---------  ---------

Cash flows from investing
 activities:
  Additions to property and
   equipment, net                  (15,100)   (13,706)   (40,928)   (36,997)
  Business acquisitions, net of
   cash acquired                         -    (14,908)         -    (20,073)
  Proceeds from sale of certain
   optics assets                    12,000          -     12,000          -
                                 ---------  ---------  ---------  ---------
Cash used by investing
 activities                         (3,100)   (28,614)   (28,928)   (57,070)
                                 ---------  ---------  ---------  ---------

Cash flows from financing
 activities:
  Proceeds from long term debt           -          -          -    150,000
  Repayments of long term debt      (3,750)    (3,750)   (11,250)    (7,500)
  Repurchase of common stock       (33,621)   (16,219)   (76,624)  (133,049)
  Dividends paid                   (14,166)   (12,786)   (42,410)   (38,695)
  Proceeds from shares issued
   pursuant to stock-based
   compensation plans                5,199      2,067     34,168      5,953
  Excess tax benefit of stock
   options exercised                 1,147        459      7,705        928
  Other financing activities           (21)      (306)       (36)    (1,273)
                                 ---------  ---------  ---------  ---------
Cash used by financing
 activities                        (45,212)   (30,535)   (88,447)   (23,636)
                                 ---------  ---------  ---------  ---------

Effect of exchange rate changes
 on cash                           (21,374)     6,387    (23,128)     1,375
                                 ---------  ---------  ---------  ---------

Net increase (decrease) in cash
 and cash equivalents              (36,700)      (234)    22,897    170,460
Cash and cash equivalents:
  Beginning of period              602,073    492,433    542,476    321,739
                                 ---------  ---------  ---------  ---------
  End of period                  $ 565,373  $ 492,199  $ 565,373  $ 492,199
                                 =========  =========  =========  =========

                             FLIR SYSTEMS, INC.
              REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT
                         (In thousands)(Unaudited)

                               Three Months Ended       Nine Months Ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2014        2013        2014        2013
                             ----------  ----------  ----------  ----------
REVENUE - EXTERNAL CUSTOMERS
  Surveillance               $  119,127  $  126,591     342,105     392,439
  Instruments                    82,560      77,199  $  250,583  $  236,011
  OEM and Emerging Markets       56,105      54,782     168,895     153,700
  Maritime                       44,728      41,297     152,533     146,437
  Security                       48,648      35,409     122,692      99,331
  Detection                      24,198      22,863      59,480      68,135
                             ----------  ----------  ----------  ----------
                             $  375,366  $  358,141  $1,096,288  $1,096,053
                             ==========  ==========  ==========  ==========

EARNINGS (LOSS) FROM
 OPERATIONS
  Surveillance               $   30,069  $   29,836      69,365      97,811
  Instruments                    23,191      20,433  $   64,678  $   63,379
  OEM and Emerging Markets       16,121      16,814      45,445      43,453
  Maritime                        4,614       2,966      23,159      20,447
  Security                        6,988       4,460      14,560      12,096
  Detection                       4,168       4,102       5,520      10,546
  Other                         (15,142)    (15,072)    (50,903)    (44,790)
                             ----------  ----------  ----------  ----------
                             $   70,009  $   63,539  $  171,824  $  202,942
                             ==========  ==========  ==========  ==========

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com